Digirad Corporation Reports Fourth Quarter and Full Year 2011 Financial Results

Achieves Positive Cash From Operations; Improved Product and DIS Gross Margins for Year

POWAY, CA -- (Marketwire - February 17, 2012) - Digirad Corporation (NASDAQ: DRAD) today reported 2011 fourth quarter revenue of $11.9 million, 2011 full-year revenue of $53.7 million and an ending cash and available-for-sale securities balance of $30.5 million at December 31, 2011.

Digirad CEO Todd Clyde commented, "We laid out four key goals at the beginning of the year: generate positive cash flow, increase ergo sales, expand margins in both our Product and DIS business units and return to year-over-year growth in the second half of the year. We achieved the first three goals, but fell short on revenue growth due to a relatively weak fourth quarter in the Product division.

Clyde continued: "Going forward, we are seeing improvements in the capital equipment environment, more activity in the sales funnel on the Product side, continued stabilization in reimbursements and new opportunities in new camera markets. In 2012, we expect to continue to generate positive cash flow from our DIS business and to increase sales of both our cardiac and ergo cameras. We invested in strategic market research in the fourth quarter -- resulting in a better understanding of where our core technologies can be applied with greater success. Management and the Board are in the final stages of determining the best strategic path toward returning to a growth platform, and we look forward to communicating the specifics of those plans in the near future."

Fourth Quarter 2011 Summary

  Total revenue for the fourth quarter of 2011 was $11.9 million, compared to $14.7 million for the same period in the prior year and $13.4 million in the third quarter of 2011. DIS-only revenue for the fourth quarter of 2011 was $9.0 million, compared to $9.4 million for the same period of the prior year and $9.3 million in the prior quarter. Product revenue for the fourth quarter of 2011 was $2.9 million, compared to $5.2 million for the same period of the prior year and $4.1 million in the prior quarter.

  Gross profit for the fourth quarter of 2011 was $3.1 million, or 26.0 percent of revenue, compared to $3.6 million, or 24.6 percent of revenue, in the same period of the prior year and $4.2 million, or 30.9 percent of revenue, in the prior quarter.

  Net loss for the fourth quarter of 2011 was $2.8 million, or $0.15 loss per share, compared to net loss of $0.6 million, or $0.03 loss per share, in the same period of the prior year and a net income of $0.1 million, or $0.01 per share, in the prior quarter.

  Cash and cash equivalents and available-for-sale securities totaled $30.5 million, or $1.61 per share as of December 31, 2011. Cash and cash equivalents and available-for-sale securities totaled $30.2 million, or $1.63 per share as of December 31, 2010.

  During the fourth quarter of 2011, DIS asset utilization was 56 percent on 130 systems (nuclear and ultrasound), compared to 58 percent on 132 systems (nuclear and ultrasound) in the prior year fourth quarter and 56 percent on 130 systems (nuclear and ultrasound) in the prior quarter.

2011 Full-Year Financial Highlights:

  Total revenue for 2011 was $53.7 million, compared to $56.2 million for the prior year. DIS revenue for 2011 was $37.8 million, compared to $39.5 million for the prior year, and Product revenue for 2011 was $16.0 million compared to $16.6 million for the prior year.

  Gross profit for 2011 was $14.8 million, or 27.5 percent of revenue, compared to $12.0 million, or 21.4 percent of revenue for the prior year.

  Net loss for 2011 was $3.3 million, or $0.18 loss per share, compared to net loss of $6.2 million, or $0.33 loss per share, for the prior year.

  During 2011, DIS asset utilization was 56 percent on 131 systems (nuclear and ultrasound), compared to 61 percent on 133 systems (nuclear and ultrasound) for the prior year.

Conference Call Information
A conference call is scheduled for 11:00 a.m. EST today to discuss the results and management's outlook. The call may be accessed by dialing 877-941-1427 five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.digirad.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

About Digirad Corporation
Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our expanded product and service offerings, including, the addition of the first large-field-of-view, solid state portable camera to the hospital marketplace, and our ability to generate positive cash flow in 2011. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

                            Digirad Corporation
                   Consolidated Statements of Operations
                   (in thousands, except per share data)

                               Three Months Ended          Year Ended
                                  December 31,            December 31,
                             ----------------------  ----------------------
                                2011        2010        2011        2010
                             ----------  ----------  ----------  ----------
Revenues:
  DIS                        $    8,956  $    9,421  $   37,794  $   39,542
  Product                         2,926       5,236      15,951      16,641
                             ----------  ----------  ----------  ----------
    Total revenues               11,882      14,657      53,745      56,183
Cost of revenues:
  DIS                             7,090       7,649      29,672      32,561
  Product                         1,698       3,400       9,315      11,618
                             ----------  ----------  ----------  ----------
    Total cost of revenues        8,788      11,049      38,987      44,179
                             ----------  ----------  ----------  ----------

Gross profit                      3,094       3,608      14,758      12,004
Operating expenses:
  Research and development          613         597       2,738       2,875
  Marketing and sales             3,007       1,353       7,622       5,922
  General and administrative      2,024       2,190       7,741       9,007
  Amortization of intangible
   assets                            77         102         331         435
  Restructuring loss (gain)          --          --        (164)        355
                             ----------  ----------  ----------  ----------
    Total operating expenses      5,721       4,242      18,268      18,594
                             ----------  ----------  ----------  ----------
Loss from operations             (2,627)       (634)     (3,510)     (6,590)
Other income (expense):
  Interest income (expense)        (199)         89         165         378
  Other income (expense)             --         (14)          3          (2)
                             ----------  ----------  ----------  ----------
  Total other income               (199)         75         168         376
                             ----------  ----------  ----------  ----------
    Net loss                 $   (2,826) $     (559) $   (3,342) $   (6,214)
                             ==========  ==========  ==========  ==========

Net loss per common share
 -basic and diluted          $    (0.15) $    (0.03) $    (0.18) $    (0.33)
                             ==========  ==========  ==========  ==========
Weighted average shares
 outstanding - basic             19,193      18,876      19,052      18,774
Weighted average shares
 outstanding - diluted           19,193      18,876      19,052      18,774
                             ==========  ==========  ==========  ==========

Stock-based compensation
 expense is included in the
 above as follows:

  Cost of DIS revenue        $        2  $        4  $       13  $       26
  Cost of Product revenue            23          20          99          60
  Research and development           20          21          84          61
  Marketing and sales                24          36         110         113
  General and administrative        119         105         494         614
                             ----------  ----------  ----------  ----------
Total stock-based
 compensation expense        $      188  $      186  $      800  $      874
                             ----------  ----------  ----------  ----------

                            Digirad Corporation
                        Consolidated Balance Sheets
                    (In thousands, except share amounts)

                                                 December 31,  December 31,
                                                     2011          2010
                                                 ------------  ------------

Assets
Current assets:
  Cash and cash equivalents                      $     24,039  $     20,459
  Securities available-for-sale                         6,413         9,788
  Accounts receivable, net                              6,320         7,527
  Inventories, net                                      6,178         5,432
  Other current assets                                    855           861
  Restricted cash                                         194            --
                                                 ------------  ------------

Total current assets                                   43,999        44,067
Property and equipment, net                             5,367         7,185
Intangible assets, net                                    477           808
Goodwill                                                  184           184
                                                 ------------  ------------

  Total assets                                   $     50,027  $     52,244
                                                 ============  ============

Liabilities and stockholders' equity
Accounts payable                                 $      1,330  $      1,694
Accrued compensation                                    2,291         1,600
Accrued warranty                                          297           378
Deferred revenue                                        2,099         2,379
Other accrued liabilities                               2,397         2,096
                                                 ------------  ------------

  Total current liabilities                             8,414         8,147
Deferred rent                                             126           138
                                                 ------------  ------------
  Total liabilities                                     8,540         8,285
                                                 ------------  ------------

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value: 10,000,000
 shares authorized; no shares issued or
 outstanding                                               --            --
Common stock, $0.0001 par value: 80,000,000
 shares authorized; 18,901,160 and 18,597,311
 shares issued and outstanding (net of treasury
 shares) at December 31, 2011 and 2010,
 respectively                                               2             2
Treasury stock, at cost; 582,825 shares and
 573,218 shares at December 31, 2011 and 2010,
 respectively                                          (1,058)       (1,039)
Additional paid-in capital                            155,704       154,785
Accumulated other comprehensive income                     33            63
Accumulated deficit                                  (113,194)     (109,852)
                                                 ------------  ------------

  Total stockholders' equity                           41,487        43,959
                                                 ------------  ------------

  Total liabilities and stockholders' equity     $     50,027  $     52,244
                                                 ============  ============

Investor Contact:
Matt Clawson
Allen & Caron
949-474-4300
matt@allencaron.com

Company Contact:
Richard Slansky
CFO
858-726-1600
ir@digirad.com